                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                    ----------------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                      95-4655078

(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

101 CALIFORNIA STREET, FLOOR 38

SAN FRANCISCO, CALIFORNIA                                                  94111
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue

                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                         AMERICAN MEDIA OPERATIONS, INC.
               (Exact name of obligor as specified in its charter)

     DELAWARE                                                    59-2094424
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)


190 CONGRESS PARK DRIVE, SUITE 200
DELRAY BEACH, FLORIDA                                           33445-4706
(Address of principal executive offices)                        (Zip Code)

                    8-7/8% SENIOR SUBORDINATED NOTES DUE 2011
                       (Title of the indenture securities)
          -------------------------------------------------------------

ITEM 1.     GENERAL INFORMATION.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.

            Board of Governors of the Federal Reserve System, Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

            If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.

ITEM 16.    LIST OF EXHIBITS.

            List below all exhibits filed as part of this statement of eligibility.

            Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

            Exhibit 2.    Certificate of Authority of the Trustee to Commence
                           Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

            Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

            Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

            Exhibit 5.     Not Applicable

            Exhibit 6.     The consent of the Trustee required by Section 321
                           (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

            Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

            Exhibit 8.     Not Applicable

            Exhibit 9.     Not Applicable

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, and State of Alabama, on the 21st day of May, 2003.

                                J. P. Morgan Trust Company, National Association


                                     By   /s/ :Roy Wessinger
                                        ----------------------------------------
                                          Roy Wessinger
                                          Vice President

EXHIBIT 7.  Report of Condition of the Trustee.


CONSOLIDATED REPORT OF CONDITION OF J.P. Morgan Trust Company, N.A., (formerly
                                   ---------------------------------------------
Chase Manhattan Bank and  Trust Company, N.A.)
----------------------------------------------
                                               (Legal Title)


LOCATED AT 1800 Century Park East, Suite 400     Los Angeles, CA       90067
          ----------------------------------------------------------------------
                      (Street)                     (City)   (State)    (Zip)


AS OF CLOSE OF BUSINESS ON             March 31, 2003
                           -----------------------------------

================================================================================

================================================================================

ASSETS DOLLAR AMOUNTS IN THOUSANDS

Cash and Due From Banks                                             $     21,088
Securities                                                               136,138
Loans and Leases                                                         141,435
Premises and Fixed Assets                                                  5,973
Intangible Assets                                                        152,893
Other Assets                                                              18,036
                                                                    ------------
    Total Assets                                                    $    475,563
                                                                       =========


LIABILITIES

Deposits                                                            $    222,645
Other Liabilities                                                         38,592
                                                                    ------------
    Total Liabilities                                                    261,237


EQUITY CAPITAL

Common Stock                                                                 600
Surplus                                                                  177,264
Retained Earnings                                                         36,462
                                                                    ------------
    Total Equity Capital                                                 214,326
                                                                    ------------

    Total Liabilities and Equity Capital                            $    475,563
                                                                       =========